UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2007

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective March 6, 2007 (“the date of the last signature”), Invisa, Inc. a Nevada corporation (“Registrant”) entered into a Senior Secured Promissory Note and General Security Agreement (the “New Loan”) pursuant to which Registrant may borrow from Centurian Investors, Inc. (“Lender”) up to $150,000 with interest at ten percent (10%) per annum. $45,000 was advanced on March 6, 2007. The proceeds of the Note will be used primarily for ongoing corporate expenses of the Registrant. The proceeds will be funded in multiple advances by Lender to Registrant in the amounts and on such dates as approved by Lender based on request from Borrower. The Note, together with all accrued interest thereupon, are due and payable on August 31, 2007.

 The Note is secured by twenty million (20,000,000) shares of authorized but unissued common stock of the Company to be issued and held in escrow and a first priority security interest in all of the Company’s assets.

As a condition precedent to the New Loan, the Company entered into a separate agreement with M.A.G. Capital, LLC, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd (the “Mercator Affiliates”) pursuant to which the Mercator Affiliates: (i) consented to the borrowings by Registrant under the New Loan, (ii) subordinated their prior security interest in all of Registrant’s assets to Lender , (iii) extended the maturity date of secured note, dated October 2, 2006 (the “Mercator Loan”) to August 28, 2007; (iv) obtained the right, without obligation, to pay-off the New Loan should it go into default with the pay-off being a new advance under the Mercator Loan and secured by the security interest held by the Mercator Affiliates and (v) waived certain provisions of the Mercator Loan. As of the date hereof, Registrant owes $ 128,337 plus interest to the Mercator Affiliates in connection with the Mercator Loan.

The foregoing description of the Agreement with the Mercator Affiliates, the Note and the General Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as an exhibit hereto and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

 (a) Exhibits

 Exhibit No. Description

 10.6 Senior Secured Promissory Note effective March 6, 2007 by and between Invisa, Inc. and Centurian Investors, Inc.

 10.7 General Security Agreement effective March 6, 2007 by and between Invisa, Inc. and Centurian Investors, Inc.

10.8 Agreement by and between Invisa, Inc. and M.A.G. Capital, LLC; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd.; effective March 6, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the remaining of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: March 8, 2007	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer